Exhibit 1.1

Execution Version

ECARX Holdings Inc.

25,000,000 Class A Ordinary Shares, Par Value US$0.000005 Per Share

UNDERWRITING AGREEMENT

March 28, 2025

Deutsche Bank AG, Hong Kong Branch

Level 60, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

China International Capital Corporation Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street, Central

Hong Kong

As representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

ECARX Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 25,000,000 Class A ordinary shares, par value US$0.000005 per share, of the Company (the “Firm Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 3,750,000 Class A ordinary shares, par value US$0.000005 per share, of the Company (the “Option Shares”).

As the Representatives, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.” The Class A ordinary shares, par value US$$0.000005 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Ordinary Shares,” and an “Ordinary Share” shall refer to a Class A Ordinary Share or a Class B ordinary share, par value US$$0.000005 per share, of the Company.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (File No. 333-283854) covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which shelf registration statement has been declared effective by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act Regulations, is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus and the related base prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 424(b) under the Securities Act. The final prospectus and the related base prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, are collectively referred to herein as the “Prospectus.” The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (File No. 001-41576) to register the Shares (the “Form 8-A Registration Statement”).

For purposes of this underwriting agreement (the “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II-A hereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act relating to the Shares is hereinafter called an “issuer free writing prospectus,” and any “bona fide electronic roadshow” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person is hereinafter called a “broadly available roadshow.” As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such registration statement or prospectus. “Applicable Time” means 7:05 a.m. (New York City time) on the date of this Agreement.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                   Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)                Registration Statements and Prospectuses. The Company meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement and any amendment thereto have become effective under the Securities Act. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Time of Sale Prospectus, the Prospectus or any free writing prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s best knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

The Registration Statement and any post-effective amendment thereto, at the time such registration statement or amendment became effective, the Closing Date (as defined in Section 2 hereof) and any Option Closing Date (as defined in Section 2 hereof) complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Time of Sale Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Closing Date and any Option Closing Date complied and will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Time of Sale Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T.

(b)                Compliance with Securities Law. (i) The Registration Statement and any amendment thereto, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not contain and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 12 hereof.

The documents incorporated by reference in the Registration Statement, preliminary prospectus, Time of Sale Prospectus and Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, preliminary prospectus, Time of Sale Prospectus and Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II-A hereto and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. At the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                EGC Status. From the time of submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)                Testing-the-Waters Communication. (i) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than Deutsche Bank AG, Hong Kong Branch , China International Capital Corporation Hong Kong Securities Limited and/or their affiliates and employees to engage in Testing-the-Waters Communications. The Company reconfirms that Deutsche Bank AG, Hong Kong Branch and China International Capital Corporation Hong Kong Securities Limited and/or their affiliates and employees have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. (ii) The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule II-B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. (iii) At the time of each sale of the Shares, no individual Written Testing-the-Waters Communications, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                 Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company limited by shares in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The seventh amended and restated memorandum and articles of association of the Company adopted on December 9, 2022 and effective on December 20, 2022 comply with the requirements of applicable laws of Cayman Islands and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(g)                Subsidiaries. Each of the entities identified on Schedule III hereto is a subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) (for the avoidance of doubt, reference to a “Subsidiary” also includes the branch(es) established by such Subsidiary). Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate or other power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; and all of the equity interests in each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association and applicable laws and regulations and non-assessable and are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued to or transferred among security holders in violation of (i) preemptive rights, rights of first refusal, rights of co-sale or similar rights of any security holder of such Subsidiary, or (ii) any applicable law, or (iii) any consent, approval, authorization, license or permit of, or filing or qualification with, including any application of any of the foregoing, or judgment, order, decree or arbitration award of, any domestic or foreign regulatory authority, governmental body, agency, self-regulatory organization, court or arbitrator (each, a “Governmental Authority”) having jurisdiction over the Company or any of the Subsidiaries. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other companies over which it has direct or indirect effective control.

(h)                Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(i)                 Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus and any issuer free writing prospectus and the filing of the Registration Statement, the Prospectus and any issuer free writing prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(j)                 Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)                Ordinary Shares. (i) The Ordinary Shares issued and outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the Ordinary Shares issued and outstanding prior to the issuance of the Shares to be sold by the Company was issued to or transferred among security holders in violation of (i) preemptive rights, rights of first refusal, rights of co-sale or similar rights of any security holder of the Company, or (ii) any applicable law, or (iii) any consent, approval, authorization, license or permit of, or filing or qualification with, including any application of any of the foregoing, or judgment, order or decree of, any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for rights, warrants or options to acquire from the Company, or obligations of the Company to issue Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries.

(l)                 Shares. (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Shares, when issued, are freely transferable to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands and the United States.

(m)              Accurate Prospectus Disclosure. The statements in or incorporated by reference in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “History and Development of the Company,” “Summary Consolidated Financial Data,” “Our Company,” “Business Overview,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(n)                Listing. The Shares have been duly listed on the Nasdaq Global Market.

(o)                Compliance with Law, Constitutive Documents, Contracts and Qualifications. Neither the Company nor any of its Subsidiaries (A) is in breach or violation of any provision of applicable law, except as described in the Time of Sale Prospectus and the Prospectus, (B) is in breach or violation of its respective constitutive documents, (C) is in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries, or any judgment, order, decree or arbitration award of, any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries, or (D) is, or expected to be, in default under or in breach or violation of any terms or conditions of any consent, approval, authorization, license, permit, certificate, declaration or order of, or filing or qualification with, or reports to, including any application or draft of any of the foregoing, any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries, except in the case of (A), (C) and (D) above, where such breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company and its Subsidiaries to carry out their obligations under this Agreement.

(p)                Absence of Defaults and Conflicts Resulting from Transaction. The issuance, sale and delivery of the Shares by the Company, the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene (i) any provision of applicable law or any constitutive documents of the Company or any of its Subsidiaries, (ii) any agreement or other instrument binding upon the Company and any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) any consent, approval, authorization, license, permit, certificate, declaration of, or filing or qualification with, or reports to, including any application or draft of any of the foregoing, or judgment, order, decree or arbitration award of, any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Company of its obligations under this Agreement, except the CSRC Filings (as defined below), the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Shares.

(q)                No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company (except for purchases made pursuant to its publicly announced share repurchase program), no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current liabilities or net liabilities of the Company and its Subsidiaries, taken as a whole; (iv) neither the Company nor any of its Subsidiaries has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any material business or any other asset, or (D) agreed to take any of the foregoing actions; and (v) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, pandemic, epidemic or other calamity, whether or not covered by insurance, or from any labor dispute or order or decree of any Governmental Authority.

(r)                 No Pending Proceedings. There are no legal, governmental or self-regulatory proceedings pending or threatened (including any inquiries or investigations by any Governmental Authority) to which the Company, any of its Subsidiaries, or any of their respective shareholders, officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries is subject, or that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or filed as required, other than proceedings that would not individually or in the aggregate have a Material Adverse Effect or that would not affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus. Legal, governmental or self-regulatory proceedings include, but are not limited to, (i) any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, proceeding or order or (ii) any directive by, or any supervisory letter from Governmental Authority that currently restricts in any material respect the conduct of the business of the Company or its Subsidiaries or that relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”). Neither the Company nor its Subsidiaries have been advised by any Governmental Authority that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations of the Company or its Subsidiaries which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)                 Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t)                 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u)                Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all applicable national, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all necessary permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)                Cyber Security. Except as described in the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries own or have a valid right to access and use all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases to conduct their respective business (collectively, the “IT Systems”). IT Systems of the Company and its Subsidiaries (i) are adequate for, and operate and perform in all material respects as required in connection with the operations of the businesses of the Company and its Subsidiaries as currently conducted, (ii) have not materially malfunctioned or failed, or been interrupted or damaged; in relation to which the Company and its Subsidiaries have used commercially reasonable efforts to implement reasonable backup and disaster recovery technology consistent with applicable regulatory standards and customary industry practices, and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the IT Systems and data.

(w)              Data Protection. (i) The Company and its Subsidiaries have since January 1, 2024 complied and are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and data, confidentiality and archive administration (including all personal, personally identifiable, sensitive, confidential or regulated data, or any such data that may constitute trade secrets and working secrets of any governmental authority or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable laws used in connection with their businesses and/or the offering of the Shares) (“Data Protection Laws”, and such data, “Data”) and to the protection of such IT Systems and Data from loss and against unauthorized use, access, misappropriation, modification, disclosure or other misuse; (ii) neither the Company nor any of its Subsidiaries is subject to any sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the Cyberspace Administration of China (the “CAC”), the China Securities Regulatory Commission (the “CSRC”), or any other relevant governmental authority; (iii) neither the Company nor any of its Subsidiaries has received any investigation, inquiry, notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws (including, without limitation, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies issued by the CSRC) or from the CAC) or prohibiting the transfer of data to a place outside the relevant jurisdiction; (iv) neither the Company nor any of its Subsidiaries has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Subsidiaries in respect of the rectification or erasure of data; (v) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (vi) neither the Company nor its Subsidiaries is aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Protection Laws; (vii) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant governmental authority on the Company or any of its Subsidiaries or any of their respective directors, officers and employees; (viii) the Company and its Subsidiaries have adequate and effective controls, policies and systems consistent with applicable regulatory standards and customary industry practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used, gathered or accessed in connection with their businesses and/or the offering of the Shares, and there have been no breaches, violations, outages, leakages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; (ix) neither the Company nor any of its Subsidiaries is, or is expected to be classified as a “critical information infrastructure operator” under the Cybersecurity Review Measures, effective from February 15, 2022, promulgated by the CAC, together with certain other PRC governmental authorities (“Revised Cybersecurity Review Measures”); (x) neither the Company nor any of its Subsidiaries has received any objection to the offering of the Shares or the transactions contemplated under this Agreement from the CSRC, the CAC or any governmental authority, except as would not, in each case under clauses (i), (iii), (iv), (vi), (vii) and (viii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x)                Registration Rights; Lock-up Letters. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”). There are no registrable securities outstanding as of the date of this Agreement. Each party set forth in Schedule IV hereto has furnished to the Representatives on or prior to the date hereof a lock-up letter substantially in the form of Exhibit A of Schedule IV hereto (the “Lock-Up Letter”).

(y)                Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries or their respective affiliates, nor any director or officer thereof, nor, to the Company’s best knowledge, any employee, agent or representative of the Company or of any of its Subsidiaries or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, influence official action, or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and the Company and its Subsidiaries and their respective affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries or any of their directors, officers or, to the Company’s best knowledge, any of their employees, or anyone acting on its/their behalf with respect to the Anti-Corruption Laws is pending or threatened.

(z)                Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”); and no investigation, action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(aa)             Compliance with Economic Sanctions. (i) None of the Company, any of its Subsidiaries, or any director, officer, or, to the Company’s best knowledge, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)              the subject or the target of any sanctions administered or enforced by the U.S. government, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)              located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions (including Belarus, Cuba, Iran, North Korea, Crimea, and the occupied territories in the so-called People’s Republic of Donetsk and People’s Republic of Luhansk of the Ukraine, the occupied territories in the Kherson and Zaporizhzhia region, Russia, Syria, or Venezuela)(each, a “Sanctioned Jurisdiction”).

(ii) The Company represents and covenants that the Company and its Subsidiaries will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)              to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation is, or whose government is, the subject or target of Sanctions;

(B)              to fund or facilitate any activities of or business in, with, or relating to any Sanctioned Jurisdiction; or

(C)              in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that the Company and its Subsidiaries have not engaged in for the past ten years, are not now engaged in, and will not engage in, any dealings or transactions directly or indirectly with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanction or with any Sanctioned Jurisdictions.

(iv) The Company and its Subsidiaries have instituted, maintained and adhered to policies and procedures designed to promote and achieve continued compliance with Sanctions.

Insofar as Deutsche Bank AG, Hong Kong Branch is concerned and without any prejudice to and without affecting any other Representative(s), this section shall only be sought and given for the benefit of Deutsche Bank AG, Hong Kong Branch if and to the extent that doing so would be permissible for Deutsche Bank AG, Hong Kong Branch pursuant to (i) the Council Regulation (EC) No. 2271/96 of 22 November 1996 (the “EU Blocking Regulation”) or any other law or regulation implementing the EU Blocking Regulation in any member state of the European Union, or (ii) the EU Block Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and to the extent that it does not result in a violation of (i) Sec. 7 of the German Foreign Trade Ordinance, or (ii) Anti-Foreign Sanctions Law of the People’s Republic of China.

(bb)            Compliance with Outbound Investment Rules. For purposes of Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern, RIN 1505-AC82 (Oct. 28, 2024)(the “Outbound Investment Rule”), (i) the Company is not a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209; (ii) the consummation of the transactions contemplated by this Agreement will not result in (a) any person becoming a covered foreign person or (b) a “person of a country of concern” (as defined in 31 C.F.R. § 850.221) engaging in a “covered activity” (as defined in 31 C.F.R. § 850.208); (iii) neither the Company nor any of its subsidiaries or Specified Person currently engages in, or has plans to engage in, directly or indirectly, any covered activity; and (iv) to the Company’s knowledge (as defined in 31 C.F.R. § 850.216), the consummation of the transactions contemplated by this Agreement do not constitute either a “prohibited transaction,” under 31 C.F.R. § 850.224, or a “notifiable transaction,” under 31 C.F.R. § 850.217, for any Underwriter or investor involved in the transaction. “Specified Person” means any person that the Company (x) directly or indirectly holds a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies thereof or (y) (I) derives more than 50 percent of its revenue individually, or as aggregated across such persons from each of which it derives at least $50,000 (or equivalent) of its revenue, on an annual basis derives more than 50 percent of its net income individually, or as aggregated across such persons from each of which it derives at least $50,000 (or equivalent) of its net income, on an annual basis, (II) derives more than 50 percent of its net income individually, or as aggregated across such persons from each of which it derives at least $50,000 (or equivalent) of its net income, on an annual basis, (III) incurs more than 50 percent of its capital expenditure individually, or as aggregated across such persons from each of which it incurs at least $50,000 (or equivalent) of its capital expenditure, on an annual basis, or (IV) incurs more than 50 percent of its operating expenses individually, or as aggregated across such persons from each of which it incurs at least $50,000 (or equivalent) of its operating expenses, on an annual basis.

(cc)             Title to Property. Each of the Company and its Subsidiaries has good and marketable title (or, in the case of a real property located in the PRC, valid land use rights and real property ownership certificates with respect to such real property) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described or incorporated by reference in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described or incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(dd)            Possession of Intellectual Property. The Company and its Subsidiaries own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed or incorporated by reference in the Time of Sale Prospectus and the Prospectus and such as would not result in a Material Adverse Effect, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries in violation of the rights of any persons, except in each case covered by (i) to (vi) such as would not, if determined adversely to the Company or its Subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(ee)             Merger or Consolidation. Neither the Company nor any of its Subsidiaries is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(ff)               Termination of Contracts. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries, or by any other party to any such contract or agreement.

(gg)            Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. Except as described or incorporated by reference in the Time of Sale Prospectus and the Prospectus and such as would not result in a Material Adverse Effect, the Company and its Subsidiaries are and have been at all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceeding with respect to labor law compliance exists or, to the knowledge of the Company, is imminent.

(hh)            Insurance. Each of the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably deems adequate and are customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ii)               Possession of Licenses and Permits. Each of the Company and its Subsidiaries possesses all licenses, certificates, authorizations, approvals, consents, orders, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and their respective assets and properties, for the Company and each of its Subsidiaries to conduct their respective businesses, except for such failure to possess, report or file that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such licenses, certificates, authorizations, approvals, consents and permits; such licenses, certificates, authorizations, approvals, consents and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or adverse modification of any such license, certificate, authorization or permit; neither the Company nor any of its Subsidiaries has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except for such failure to renew that would not, individually or in the aggregate, reasonably expect to have a Material Adverse Effect; any documents and materials in connection with any of such licenses, certificates, authorizations, approvals, consents and permits submitted to the relevant regulatory authorities are accurate and complete and does not omit any facts or statements, except for such inaccuracy, incompletion or omission that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)               Commission and FINRA Filings. The Company and its Subsidiaries have duly filed with the Commission and FINRA, as the case may be, in correct form the reports, data, other information returns and other applications required to be filed under applicable laws and regulations and such reports, data, other information returns and other applications were complete and accurate and in compliance with the requirements of applicable laws and regulations as of the time of filing and are complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; the Company has previously delivered or made available to each Underwriter, to the extent such Underwriter has requested the same, accurate and complete copies of all such reports, data, other information returns and other applications; neither the Company nor its Subsidiaries (i) is subject to any formal or informal enforcement or supervisory action by the Commission or FINRA, or (ii) expects to be subject to any formal or informal enforcement or supervisory action by the Commission or FINRA.

(kk)            Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described or incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(ll)               No Transaction or Other Taxes. Except with respect to income taxes imposed by any jurisdiction solely due to an Underwriter having tax residence or a fixed or permanent establishment or carrying on business therein, no transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding, income or other similar taxes or duties are payable by or on behalf of the Underwriters to the government of the Cayman Islands, the British Virgin Islands, Germany, Hong Kong, Malaysia, the People’s Republic of China (the “PRC”), Singapore, Sweden, the United Kingdom and the United States or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment and issuance of the Shares and the sale and delivery of the Shares by the Company to or for the account of the Underwriters, (ii) the purchase from the Company of the Shares and the initial sale and delivery of the Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement.

(mm)        PFIC. The Company was not a passive foreign investment company (“PFIC”) as defined in Section 1297 of the Code, for its most recently completed taxable year and, based upon the current and anticipated value of the Company’s assets and the composition of its income and assets, including goodwill (taking into account the expected proceeds from, and the Company’s anticipated market cap following, the offering) and other unbooked intangibles, the Company does not presently expect to be a PFIC for the current taxable year or in the foreseeable future;

(nn)            Independent Accountants. KPMG Huazhen LLP whose reports on the consolidated financial statements of the Company for the years 2024, 2023 and 2022 are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(oo)            Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and entities through which the Company conducts its operations by way of contractual arrangements (the “Affiliated Entities”), as applicable, as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company, the Subsidiaries and Affiliated Entities, as applicable, for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company, the Subsidiaries and Affiliated Entities, as applicable; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(pp)            Critical Accounting Policies. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and sections titled “Prospectus Supplement Summary,” “Summary Consolidated Financial Data” and “Operating and Financial Review and Prospects” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting estimates as described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(qq)            Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) which are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with the rules of the Nasdaq Global Market. Except as disclosed or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company has not publicly disclosed or reported to the Board, a significant deficiency, material weakness, change in Internal Controls, fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, laws or regulations governing Internal Controls, or any matter which, if determined adversely, would have a Material Adverse Effect (each, an “Internal Control Event”). Each of the Company’s independent directors meets the criteria for “independence” under the rules and regulations under the Exchange Act, the rules of the Nasdaq Global Market, with respect to independent directors who are members of the Audit Committee, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules and regulations of the Commission and the rules of the Nasdaq Global Market. Since January 1, 2023, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. There is and has been no failure on the part of the Company or any of the Company’s directors and officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Section 302 and 906 related to certifications.

(rr)               Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither have the Company’s independent auditors nor its internal auditors recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event.

(ss)              Operating and Other Company Data. All operating and other data pertaining to the Company disclosed or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true and accurate in all material respects.

(tt)               Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(uu)            Registration Statement Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described or filed as required.

(vv)            No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule II-A hereto.

(ww)         Payments of Dividends; Payments in Foreign Currency. Except as described or incorporated by reference in the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary, and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Governmental Authority in such Person’s jurisdiction of incorporation or tax residence, and (B) are not and will not be subject to withholding, value added or other similar taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Authority having jurisdiction over such Person.

(xx)            Compliance with PRC Overseas Investment and Listing Regulations. Except as described or incorporated by reference in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries has complied, and has taken all reasonable steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE (the “SAFE Rules and Regulations”)).

(yy)            M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq Global Market and the consummation of the transactions contemplated by this Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(zz)             Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(aaa)          Absence of Manipulation. None of the Company and the Subsidiaries or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(bbb)        No Sale, Issuance and Distribution of Shares. Except as described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans (including employee shareholding platform), qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ccc)          No Immunity. None of the Company and the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the British Virgin Islands, Germany, Hong Kong, Malaysia, the PRC, Singapore, Sweden, the United Kingdom, the United States or the State of New York from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, British Virgin Islands, Hong Kong, the PRC, New York state or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 of this Agreement.

(ddd)        Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC and will be observed and given effect to by courts in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC subject to the principles and conditions under the laws of each of the foregoing jurisdictions, including but not limited to those described under the section titled “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the New York Courts (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

(eee)          Enforceability of Judgment. This Agreement is in proper form under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC for the enforcement thereof against the Company, and to ensure the legality of evidence in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC of this Agreement. Except as disclosed or incorporated by reference in the Time of Sale Prospectus and the Prospectus, any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC subject to the principles and conditions under the laws of each of the foregoing jurisdictions, provided that, for example, (i) with respect to the Grand Courts of the Cayman Islands, (A) such judgment is given by a foreign court of competent jurisdiction and imposes on the judgment debtor a liability to pay a liquidated sum for which judgment has been given; (B) such judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; (C) such judgment was not impeachable on the grounds of fraud; (D) such judgment is not in respect of taxes, a fine or a penalty; (E) such judgement is final and conclusive; and (F) such judgment is not inconsistent with a Cayman Islands judgment in respect of the same matter, (ii) with respect to courts of the PRC, (A) PRC courts may recognize and enforce foreign judgment in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on the principles of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments, and (B) according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company if they decided that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest, (iv) with respect to the courts of the British Virgin Islands, (A) such courts had proper jurisdiction over the parties subject to such judgment, (B) such courts did not contravene the rules of natural justice of the British Virgin Islands, (C) such judgment was not obtained by fraud, (D) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and (F) there is due compliance with the correct procedures under the laws of the British Virgin Islands; and the Company is not aware of any reason why the enforcement in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC.

(fff)            No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and any person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(ggg)        Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA, and (ii) the Company or any of its Subsidiaries or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(hhh)        No Qualification Requirement. It is not necessary under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC.

(iii)             Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(jjj)             Tax Filings. (i) The Company and each of its Subsidiaries have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or except as currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company) and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and which would reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect. (ii) The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. (iii) All local and national governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the corresponding jurisdiction.

2.                   Purchase, Sale and Delivery of the Shares.

(a)       On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $1.728 per Share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 8 hereof.

(b)       Payment for the Firm Shares to be sold hereunder is to be made in Federal or other funds immediately available in New York City against delivery of such Firm Shares to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), New York, New York, at 10:00 a.m., New York time, on March 31, 2025 or at such other time on the same or such other date, not later than April 14, 2025, as designated in writing by the Representatives, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the Nasdaq Global Market is open for trading and on which banks in New York, Hong Kong and the PRC are open for business and are not permitted by law or executive order to be closed.

(c)       In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) thereafter from time to time within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than one nor later than 10 business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is one or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional Shares. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made in Federal or other funds immediately available in New York City through the facilities of DTC, New York, New York, at 10:00 a.m., New York time, on the Option Closing Date or at such other time on the same or such other date, not later than May 14, 2025, as designated in writing by the Representatives.

(d)       The Shares to be delivered to each Underwriter shall be delivered in electronic form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be. Such Shares shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other funds immediately available to the account(s) specified by the Company to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The purchase price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law. The Company will cause the certificates representing the Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

3.                   Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement among Underwriters entered into by you and the several other Underwriters.

4.                   Covenants of the Company.

The Company, in addition to its other agreements and obligations hereunder, covenants and agrees with the several Underwriters as follows:

(a)                To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act.

(b)                To furnish to the Representatives, without charge, copies of the Registration Statement reasonably requested by the Representatives (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(f) or 4(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)                Before amending or supplementing the Registration Statement the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule; and the Company will file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus.

(d)                To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)                Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)                 If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)                If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)                To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i)                 To advise the Representatives promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for (including without limitation, proceedings pursuant to Section 8A of the Securities Act), or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)                 During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement (if applicable) of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided, however, that (i) in each case the Company will have no obligation to deliver such reports or statements (financial or other) to the extent they are publicly available on the Company’s website or the Commission’s EDGAR reporting system, and (ii) if the Company ceases to be subject to reporting obligations under the Exchange Act, it will have no obligation hereunder to deliver reports or statements (financial or other).

(k)                (i) To indemnify and hold harmless the Underwriters against any transaction, stamp, capital, issuance, registration, documentary, transaction, transfer, or other similar taxes or duties, including any interest and penalties, on the creation, allotment, issue and sale of the Shares to or by the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the Shares by the underwriters) under, this Agreement and on bringing any such document within any jurisdiction; (ii) to ensure that all payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made provided that no such additional amounts shall be paid by the Company in respect of any tax imposed on the net income of the Underwriters as a result of any connection between the Underwriters and the jurisdiction imposing such tax other than as a result of the transaction contemplated in this Agreement; (iii) to ensure that all payments to be made by the Company to the Underwriters hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the Underwriters, the Company shall pay such additional amounts equal to any applicable value added or similar tax.

(l)                 To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner (i) as would require the Company or any of the Subsidiaries and Affiliated Entities to register as an investment company under the Investment Company Act of 1940, and (ii) that would result in the Company being not in compliance with the SAFE Rules and Regulations.

(m)              Not to, and to cause each of its Subsidiaries not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(n)                (i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(o)                To comply with any applicable laws requesting the Company and any of its Subsidiaries and their respective shareholders, directors and officers to complete any filing and other procedures with any government body or agency following the issuance, sale and delivery of the Shares by the Company and the execution and delivery by the Company of this Agreement.

(p)                To use best efforts to rectify or cure any current and future non-compliant incidents or business practice and implement and maintain effective measures to ensure continuing compliance in accordance with laws and regulations of the Cayman Islands, the British Virgin Islands, Germany, Hong Kong, Malaysia, the PRC, Singapore, Sweden, the United Kingdom and the United States and any other jurisdictions applicable to the business and operation of each of the Company and the Company’s Subsidiaries, as the case may be.

(q)                To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined below).

(r)                 To comply with the Sarbanes-Oxley Act and all applicable rules of the Nasdaq Global Market.

(s)                 Without the prior written consent of the Representatives on behalf of the Underwriters, not to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company, or any shareholder’s rights associated with such Ordinary Shares beneficially owned, or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, of which the Underwriters have been advised in writing, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period, and the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar of such securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives, (d) the filing by the Company of any registration statement on Form S-8 (or amendment thereto) with the Commission relating to the offering of securities pursuant to the terms of any employee incentive plans existing as of the date hereof and as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, (e) the filing by the Company of any post-effective amendment to any registration statement that has been declared effective as of the date hereof to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering, (f) securities issued by the Company pursuant to acquisitions, mergers, business combinations, joint ventures, strategic alliances, or other strategic transactions, including without limitation collaborations or arrangements involving research and development or the sale or licensing of intellectual property, which are duly approved by the board of directors of the Company, provided that (i) the aggregate number of shares issued in all such acquisitions and transactions taken together does not exceed 40% of the Company’s Ordinary Shares outstanding as of the date hereof, (ii) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Restricted Period, (iii) any such issuance shall only be to (x) the actual owners of such assets or securities acquired in such acquisition or merger, or (y) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business the Company reasonably believes is synergistic with the business of the Company and that the Company reasonably believes shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (iv) any person to whom such shares or securities are issued or granted shall execute and deliver to the Representatives a lock-up letter substantially in the form of Exhibit A of Schedule IV hereto, and (g) the issuance by the Company of Ordinary Shares or securities exercisable or exchangeable for or convertible into Ordinary Shares in any private placement or offering that is exempt from registration with the Commission, provided that (i) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Restricted Period, (ii) the offer price in such private placement shall be no less than 90% of public offering price set forth in the Prospectus, and (iii) any person to whom such shares or securities are issued shall execute and deliver to the Representatives a lock-up letter substantially in the form of Exhibit A of Schedule IV hereto.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the Lock-up Letter and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B of Schedule IV hereto through a major news service at least two business days before the effective date of the release or waiver.

(t)                 To make CSRC Filings (as defined herein) required by the rules of the CSRC and perform other obligations required thereby, including obligations in connection with (a) the maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (b) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national securities or public interest (the “Relevant Information”); (c) maintenance of confidentiality of any Relevant Information and (d) where there is any material information that shall be reported to the CSRC pursuant to the applicable Laws (including, without limitation, the CSRC Rules), prompt notification to the CSRC or the relevant PRC government authorities and providing it with such material information in accordance with to the applicable laws, and promptly notifying the Underwriters of such material information to the extent permitted by the applicable laws.

(u)                To ensure that each of the letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC relating to or in connection with the offering of the Shares pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and supporting guidelines issued by the CSRC, as amended, supplemented or otherwise modified from time to time (the “CSRC Filing Rules”) and other applicable rules and requirements of the CSRC (including, without limitation, the filing report of the Company in relation to this offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC pursuant to Article 13 of the CSRC Filing Rules and supplementary explanation, filings and/or responses for the purpose of replying to queries and comments raised by the CSRC) (the “CSRC Filings”) will be complete, true and accurate and not misleading in any respect, and will not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect or contain any statement or commentary that in any manner misrepresents, disparages or being defamatory of the laws, regulations and policies, business environment and status of the judicial infrastructure of the PRC as of the date of relevant filing with the CSRC. To ensure that each of the CSRC Filings to be made by or on behalf of the Company will be in compliance with the disclosure requirements pursuant to the CSRC Filing Rules.

(v)                To execute and deliver a back-to-back confirmation and an indemnification letter (the “Indemnification Letter”) to the Representatives on the date of each CSRC Filings with respect to, among other things, the truth, accuracy and completeness of information contained in each CSRC Filings, in a form substantially agreed with the Representatives.

(w)              Not to, directly or indirectly, use the proceeds raised in this offering to engage in any activities falling within the definition of “covered activity” (as defined in 31 C.F.R. § 850.208) and not directly or indirectly invest in, loan or otherwise provide any of such proceeds to any other person that engages in or plans to engage in any covered activities.

(x)                If any Underwriter acquires knowledge (as defined in 31 C.F.R. § 850.216) at any time, including before or after the Closing Date, that any transaction contemplated in this Agreement is or was a “covered transaction” (as defined in 31 C.F.R. § 850.210), the Company shall, and shall cause respective entities the Company “controls” (as such term is defined in Rule 12b-2 under the Exchange Act) to, promptly provide to the Underwriters all information and documentary materials as may be reasonably necessary, proper, or advisable, at the sole discretion of the Underwriters, for the Underwriters to fully comply with the Outbound Investment Rule, including, without limitation 31 C.F.R. § 850.403.

5.                   Costs and Expenses.

Whether or not the transaction contemplated in this Agreement are consummated or this Agreement is terminated, unless otherwise agreed by the parties hereto in writing, the Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and other advisors in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Form 8-A Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws if the Representatives request as provided in Section 4(h) hereof, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the Shares by FINRA, (v) the reasonable fees of counsel incurred in connection with the distribution and sale of the Shares into Canada, if applicable, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent or registrar, (viii) all costs relating to engagement of financial printer, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, meals and lodging expenses of any such consultants and the Company’s representatives (but excluding such travel, meals and lodging expenses of the Underwriters and their representatives), (x) the document production charges and expenses associated with printing this Agreement, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 5, Section 7 entitled “Indemnification” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including the cost of any vehicle or aircraft chartered incurred by representatives of the Underwriters for the purpose of the road show, and any advertising expenses in connection with any offers they may make.

6.                   Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)                The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Shares under the Securities Act Regulations.

(b)                Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)                The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date, signed by an executive officer of the Company, (i) to the effect set forth in Section 6(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii) with respect to such matters as the Representatives may reasonably require.

(d)                The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(e)                The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(g)                The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, opinions of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(h)                The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, opinions of Maples and Calder (Hong Kong) LLP, British Virgin Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(i)                 The Company shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Hankun Law Office, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described under (e) to (i) above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(j)                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(k)                The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of King & Wood Mallesons, PRC counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l)                 The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from KPMG Huazhen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(m)              The Lock-up Letter, each substantially in the form of Exhibit A of Schedule IV hereto, executed by the parties listed on Schedule IV hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(n)                The Shares shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(o)                If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p)                The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A, 430B, and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, 430B, and 430C, and such post-effective amendment shall have become effective.

(q)                No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(r)                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(s)                 On the Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(t)                 On the Closing Date, the Underwriters shall have received (i) the final or a substantially complete draft of the CSRC Filings, (ii) the draft opinion(s) of Hankun Law Offices, PRC counsel for the Company as to the PRC laws in relation to the CSRC Filings, (iii) the draft opinion(s) of King & Wood Mallesons, PRC counsel for the Underwriters as to the PRC laws in relation to the CSRC Filings, (iv) the draft memo from King & Wood Mallesons in relation to the CSRC Filings, and (v) verification notes of CSRC Filings, for each of (i) through (v), such drafts to be in form and substance reasonably satisfactory to the Underwriters.

The several obligations of the Underwriters to purchase any Option Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares to be sold on such Option Closing Date and other matters related to the issuance of such Option Shares.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5, 7 and 9 hereof).

7.                   Indemnification.

(a)                The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (the “Underwriter Indemnified Parties”), against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which any of the Underwriter Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or any Testing-the-Waters Communication or any road show as defined in Rule 433(h) under the Securities Act, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and reimburse each such any Underwriter Indemnified Party for any legal or other out-of-pocket expenses reasonably incurred by such person in connection with investigating or defending against any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental or regulatory inquiry related to the offering of the Shares, whether or not such foregoing person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof. The Company will indemnify and hold the Underwriter Indemnified Parties harmless from and against any and all any losses, claims, damages or liabilities relating to, arising out of or in connection with any of the CSRC Filings containing any untrue, incorrect or inaccurate or alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading or not containing, or being alleged not to contain,all information in the context of the contemplated offering of the Shares or otherwise required to be contained thereto, or containing any statement or commentary that in any manner misrepresents, disparages, being or being alleged to be defamatory of the laws, regulations and policies, business environment and status of the judicial infrastructure of the PRC, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

(b)                Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties”), against any losses, claims, damages or liabilities to which any of the Company Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to written information furnished to the Company by or through the Representatives specifically for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

(c)                Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 7. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action, but, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action, or (iv) the indemnified party shall have reasonably concluded that there may be defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b), or (c) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                In any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby, the Company hereby irrevocably submits to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “New York Courts”). The Company and each of the Company’s Subsidiaries irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(f)                 Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of, on the one hand, any Underwriter Indemnified Party, and on the other, any Company Indemnified Party, (ii) acceptance or delivery of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter Indemnified Party or to any Company Indemnified Party, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.                   Effectiveness; Default by Underwriters.

(a)                This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)                If on the Closing Date or an Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours, you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or an Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or an Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Section 5 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the Time of Sale Prospectus or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                   Termination.

The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or other relevant changes, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, Hong Kong or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands, Hong Kong or the PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, pandemic, epidemic, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.               Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Representatives, to Deutsche Bank AG, Hong Kong Branch, Level 60, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong; if to China International Capital Corporation Hong Kong Securities Limited 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong; and if to the Company, to ECARX Holdings Inc., 12/F, Tower 2, Park Place, 88 Baise Road, Xuhui District, Shanghai 200231, People’s Republic of China.

11.               Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.               Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, consists of the concession figures appearing in the third paragraph under the caption “Underwriting,” and the names and the addresses of the Representatives in the first paragraph under the caption “Underwriting.” (collectively, the “Underwriter Information”).

13.               Applicable Law and Jurisdiction.

(a)                This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

(b)                Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the New York Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York Courts, and with respect to any Related Judgment, each party waives any such immunity in the New York Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)                The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its shareholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

14.               Judgment Currency.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

15.               Representatives.

The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16.               Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.               Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)                The Representatives have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the final prospectus relating to the Public Offering, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)                The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)                The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including their respective shareholders, employees or creditors.

18.               Contractual Recognition of Bail-in.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between each BRRD Party and each BRRD Counterparty, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each BRRD Party to each BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)                 the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon;

(ii)               the conversion of all, or a portion, of such BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the BRRD Counterparty of such shares, securities or obligations;

(iii)             the cancellation of such BRRD Liability;

(iv)              the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 18:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Counterparty” means each party to this Agreement and/or any Relevant Agreement, as the case may be, other than the relevant BRRD Party, that is a counterparty to any BRRD Party.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means any party to this Agreement subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at the LMA website under EU Bail-in Legislation Schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

19.               Recognition of the U.S. Special Resolution Regimes

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)                 a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)               a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.               Entire Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

21.               Effect of Headings.

The section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

[Signature page follows]

Very truly yours,

ECARX Holdings Inc.

By:	/s/ Ziyu Shen
Name: Ziyu Shen
Title: CEO and Chairman

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

As Representatives of the several
Underwriters listed on Schedule I hereto

Deutsche Bank AG, Hong Kong Branch

By:	/s/ Nora Yeung
Name: Nora Yeung
Title: Managing Director

By:	/s/ Xingdong Pan
Name: Xingdong Pan
Title: Director

China International Capital Corporation Hong Kong Securities Limited

By:	/s/ Han Chen
Name: Han Chen
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased
Deutsche Bank AG, Hong Kong Branch	20,000,000
China International Capital Corporation Hong Kong Securities Limited	5,000,000
Total	25,000,000

SCHEDULE II-A

Time of Sale Prospectus

1. preliminary prospectus dated March 27, 2025

2. issuer free writing prospectus: none

3. pricing information:

(i)	The Company is selling 25,000,000 Shares.

(ii)	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,750,000 Shares.

(iii)	The public offering price per Share shall be US$1.80.

SCHEDULE II-B

Written Testing-the-Waters Communication

None.

SCHEDULE III

List of Subsidiaries

Name	Place of Incorporation
Ecarx & Co. Limited	Cayman Islands
Future Magic Capital Limited	British Virgin Islands
ECARX Group Limited	British Virgin Islands
Mobile & Magic Limited	Hong Kong
ECARX Technology Limited	Hong Kong
ECARX Limited	United Kingdom
ECARX Americas Inc.	U.S.A.
ECARX GmbH	Germany
ECARX SDN. BHD.	Malaysia
ECARX Sweden AB	Sweden
HF Tech Europe AB	Sweden
ECARX PTE. LTD.	Singapore
ECARX TECHNOLOGY PTE. LTD.	Singapore
ECARX (Hubei) Tech Co., Ltd.	PRC
ECARX (Wuhan) Technology Co., Ltd.	PRC
ECARX (Zhejiang) Technology Co., Ltd.	PRC
ECARX (Shanghai) Technology Co., Ltd.	PRC
ECARX (Shanghai) Tech Co., Ltd.	PRC
ECARX (Beijing) Technology Co., Ltd.	PRC
ECARX (Shanghai) Smart Tech Co., Ltd.	PRC
ECARX (Nanjing) Automotive Electronic Co., Ltd.	PRC
Hubei Dongjun Automotive Electronic Technology Co., Ltd.	PRC
JICA Intelligent Robotics Co., Ltd.	PRC
Suzhou Photon-Matrix Optoelectronics Technology Co., Ltd.	PRC
JICA Automotive Electronics (Hangzhou) Technology Co., Ltd.	PRC

SCHEDULE IV

Parties to Execute Lock-up Letter in the Form in Exhibit A

Directors and Executive Officers

Ziyu Shen

Peter Cirino

Jing (Phil) Zhou

Other Existing Shareholders

Fu&Li Industrious Innovators Limited

Jie&Hao Holding Limited

EXHIBIT A

FORM OF Lock-Up Letter

[•], 2025

Deutsche Bank AG, Hong Kong Branch

Level 60, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

China International Capital Corporation Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street, Central

Hong Kong

As Representatives of the Underwriters

Dear Ladies and Gentlemen:

The undersigned understands that Deutsche Bank AG, Hong Kong Branch, and China International Capital Corporation Hong Kong Securities Limited, as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) under the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ECARX Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of Class A ordinary shares, par value US$0.000005 per share, of the Company (collectively with the Class B ordinary shares, par value US$0.000005 per share, of the Company, the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, he or she will not, and will not cause any direct or indirect affiliate to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Ordinary Shares (“Lock-up Securities”), (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-up Securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, or (iii) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i) or (ii) above. The foregoing clauses (i) and (ii) shall not apply to (a) transactions relating to the Ordinary Shares or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferee agrees to be bound in writing by the restriction herein and provided further that any such transfer shall not involve a disposition for value, (c) transfers of Ordinary Shares or any security convertible into the Ordinary Shares as a bona fide gift or by will or intestate succession upon the death of the undersigned, (d) distributions of Ordinary Shares or any security convertible into the Ordinary Shares to affiliates (as such term is defined in Rule 12b-2 under the Exchange Act), limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee, distributee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, (e) the exercise of any rights to acquire any Ordinary Shares by means of cash or cashless exercises or the disposition of Ordinary Shares to the Company, or exchange or conversion of any share options or any other securities convertible into or exchangeable or exercisable for Ordinary Shares granted pursuant to the Company’s equity incentive plans existing as of the date hereof and as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, provided that any Ordinary Shares received upon such exercise, exchange or conversion shall be subject to the terms of this lock-up letter, (f) transactions relating to any existing trading plan established prior to the date hereof pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, (g) the establishment of a new trading plan after the date hereof pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period.

The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares unless such transfer is in compliance with the foregoing restrictions. For purposes of this lock-up letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, nothing in this lock-up letter shall be deemed to prohibit (i) any transfer of any Ordinary Shares to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans or in connection with tax or other obligations as a result of testate succession or intestate distribution, (ii) any transfer of Ordinary Shares pursuant to any contractual arrangement existing on the date hereof that provides for the repurchase of Ordinary Shares by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company and any Subsidiaries, (iii) any transfers, sales, tenders or other dispositions of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of Ordinary Shares or such other securities pursuant to which one hundred percent (100%) ownership of the Company is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares or other such securities in connection with such transaction, or vote any Ordinary Shares or other such securities in favor of any such transaction), provided that if such tender offer merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares subject to this lock-up letter shall remain subject to the restrictions contained herein.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Ordinary Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Ordinary Shares, one of the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives on behalf of the Underwriters.

The undersigned hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York over any suit, action or proceeding arising out of or relating to this letter (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which he or she may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

This lock-up letter shall terminate and be of no further force or effect and the undersigned shall be released from its obligations hereunder on the earliest of (i) the date that the Company advises the Representatives prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the date that the Company files an application to withdraw the Registration Statement relating to the Public Offering; (iii) May 17, 2025, if the Underwriting Agreement shall not have been signed by that date, or (iv) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the closing of the Public Offering.

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned below has signed this lock-up letter as of the date first written above.

Very truly yours,

(Name)

(Address)

EXHIBIT B

Form of Waiver

[•]

[Date]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by ECARX Holdings Inc. (the “Company”) of [•] Class A ordinary shares of the Company, par value US$0.000005 per share (the “Class A Ordinary Shares”), and the lock-up letter dated [date] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [date], with respect to [number] Class A Ordinary Shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [date]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[Signature page follows]

Yours very truly,

Deutsche Bank AG, Hong Kong Branch

By:
Name:
Title:

By:
Name:
Title:

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

cc: Company

FORM OF PRESS RELEASE

[•]
[Date]

[•] (the “Company”) announced today that Deutsche Bank AG, Hong Kong Branch, and China International Capital Corporation Hong Kong Securities Limited, the lead book-running managers in the Company’s recent public sale of [•] Class A ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to [number] Class A ordinary shares held by [•] of the Company (the “Shares”). The [waiver] [release] will take effect on [date], and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.